Exhibit 10.22.9

GUARANTY

This GUARANTY (the “Guaranty”) is made as of July 11, 2019, by COREY R. MAPLE (“Guarantor”), to and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”).

RECITALS:

A.                            Lender has agreed to lend LF3 PRATTVILLE, LLC, a Delaware limited liability company and LF3 PRATTVILLE TRS, LLC, a Delaware limited liability company (collectively, “Borrower”) up to $9,620,000.00 (the “Loan”) in accordance with the terms of the Loan Agreement, of even date herewith, between Lender and Borrower (the “Loan Agreement”).  Capitalized terms used in this Guaranty and not defined in the Guaranty have the meanings given to such terms in the Loan Agreement.

B.                            Lender requires, as a condition precedent to making the Loan, that Borrower obtain this Guaranty duly executed by Guarantor.  Lender will be relying on this Guaranty in making the Loan.  The making of the Loan by Lender to Borrower is of value to each Guarantor and is reasonably expected to benefit Guarantor.

AGREEMENT

In consideration of Lender making the Loan, as an inducement for Lender to do so, and for other valuable consideration, Guarantor represents, warrants, agrees, and covenants as follows:

1.                              Guaranty.  Except and only to the extent otherwise specifically provided in Sections 10 and 11 below, Guarantor unconditionally, absolutely and irrevocably guarantees: (a) the full, prompt, and complete payment when due, whether by acceleration or otherwise, of (i) the entire amount of principal, accrued interest, and premiums due from time to time under each Loan; and (ii) all other Obligations of Borrower to Lender under or in respect of any of the Loan Documents, including reimbursements, late charges, interest and default interest (including post-petition interest to the extent a petition is filed by or against Borrower under the Bankruptcy Code), damages, indemnity obligations, collection and court costs, attorneys’ fees, advances, and all other expenses and charges of any kind, in each case whether incurred prior to or after the execution of this Guaranty and all without set-off, counterclaim, recoupment, or deduction of any amounts owing or alleged to be owing by Lender to Borrower or Guarantor; and (b) the full and complete payment and performance, when due, of (i) all other Obligations, including all indemnity obligations and the Completion Obligations (as defined below), and (ii) of any amounts due by Borrower under any Related Credit Arrangements; but in each case excluding any Excluded Swap Obligations. All of the indebtedness, obligations, and liabilities described in this Section are referred to in this Guaranty as the “Guaranteed Obligations.”  All payments made pursuant to this Guaranty shall be in U.S. dollars and shall be made from a business deposit account in Guarantor’s name at a U.S. bank.

2.                              Nature of Guaranty; Joint and Several Liability of Multiple Guarantors.  This Guaranty is an absolute and unconditional guaranty of payment and performance and not of collection.  Guarantor’s obligations under this Guaranty are primary and are independent of the obligations of any other Credit Party, and a separate action or actions may be brought and executed against any one or more of the Guarantors, whether or not such action is brought against such Credit Party and whether or not such Credit Party is joined in such action or actions.  If this Guaranty is signed by more than one Person, the liability of each such Guarantor is joint and several.  EACH MARRIED INDIVIDUAL SIGNING THIS GUARANTY AGREES THAT RECOURSE MAY BE HAD AGAINST SUCH INDIVIDUAL’S INTEREST IN ALL PROPERTY JOINTLY HELD WITH SUCH PERSON’S SPOUSE, INCLUDING COMMUNITY PROPERTY, AND SUCH PERSON’S SEPARATE PROPERTY, FOR ALL GUARANTEED OBLIGATIONS.

3.                              Duration; Indemnification.  This Guaranty is effective when received by Lender and, except as may otherwise be specifically provided herein, shall continue in full force and effect until all of the Guaranteed Obligations are fully and finally paid and performed and Lender has no further obligation to make loans or otherwise extend credit to or for the benefit of Borrower.  The Guaranteed Obligations shall not be considered fully

Obligor Name:  LF3 Prattvile, LLC

Obligor No.:  5470431436

and finally paid and performed unless and until all payments by Borrower to Lender are no longer subject to any right on the part of any Person, including Borrower, Borrower as a debtor-in-possession, or any trustee in bankruptcy, to require Lender to disgorge such payments or to seek to recoup all or any portion of such payments.  Accordingly, this Guaranty shall continue to be effective or be reinstated, as applicable, if at any time the payment or performance of all or any portion of the Guaranteed Obligations is rescinded or reduced in amount or must otherwise be restored or returned by Lender, whether as a “voidable preference” or “fraudulent conveyance,” or under any federal or state law, including the Bankruptcy Code or otherwise, all as though such payment or performance had not been made, and Guarantor will indemnify, defend, and hold Lender and each of Lender’s Affiliates (each an “Indemnitee”) harmless for, from and against, any and all Liabilities incurred by Lender in connection with such rescission, reduction, return or restoration.  This Guaranty shall remain in full force and effect and continue to be effective if (a) any petition is filed by or against Guarantor or any other Credit Party for relief under the Bankruptcy Code; (b) Guarantor or any other Credit Party becomes insolvent or makes an assignment for the benefit of creditors; or (c) a receiver or trustee is appointed for all or any significant part of the assets of Guarantor or any other Credit Party.

4.                              Representations and Warranties.  Each Guarantor acknowledges and agrees that the representations and warranties in this Section are a material consideration to Lender; that Lender is relying on their correctness and completeness in entering into the Loan Agreement and the transactions contemplated by the Loan Documents and in making the Loan(s); and that these representations and warranties are true and accurate as of the date hereof, will be true and accurate as of the Closing, as if made at Closing, and will survive the Closing, regardless of any investigation or inspection by Lender.  Additionally, Guarantor shall take, or cause to be taken, all such actions as may be necessary or appropriate to ensure that the representations and warranties in this Guaranty continue to be true and correct in all material respects.  Accordingly, each Guarantor represents, warrants, and certifies to and covenants with Lender that:

(a)                        Legal Capacity; Name and Residence Address.  As to each Guarantor that is a natural person, such Guarantor’s exact legal name is as set forth on the signature page of this Guaranty; such Guarantor has full legal capacity to enter into and perform such Guarantor’s obligations under this Guaranty; and such Guarantor’s principal residence is at the location set forth on the signature page of this Guaranty.

(b)                        No Violations, Breaches, or Defaults.  The entry into and performance by Guarantor of this Guaranty does not and will not violate any judgment, order, law or regulation applicable to Guarantor or result in any breach of, constitute an event of default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any Collateral pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Guarantor is a party or by which Guarantor’s assets are bound.

(c)                         Legal, Valid and Binding.  Upon execution by Guarantor of this Guaranty, the Guaranty shall constitute the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization and other laws affecting the rights of creditors generally and general principles of equity.

(d)                        Anti-Money Laundering; Anti-Terrorism.  Guarantor and its Affiliates (each, an “AML Party”) are and will remain in material compliance with all: (i) U.S. economic sanctions laws and executive orders; (ii) regulations promulgated by the U.S. Office of Foreign Assets Control (“OFAC”); and (iii) applicable anti-money laundering and counter-terrorism provisions of the Bank Secrecy Act, the U.S. Patriot Act, and all rules and regulations issued pursuant to such laws, including those relating to “know your customer”, anti-money laundering, and anti-terrorism.  No AML Party is or will become a Person (A) included by OFAC on the list of Specially Designated Nationals and Blocked Persons (the “SDN List”) or who is otherwise the target of U.S. economic sanctions laws, such that, in either case, a U.S. Person cannot engage in business transactions with such Person; or (B) that is controlled by, or acting, directly or indirectly, for or on behalf of any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions, such that entry into or performance under any Loan Document would violate Applicable Law.  For purposes of this subsection, “Affiliate” does not include the equity owners of any entity that is publicly traded on a recognized national U.S. stock exchange.  Within five days of written request, Guarantor shall provide Lender with such documentation as Lender may request from time to time, to verify compliance with the terms and conditions of this subsection, including with respect to sources of funds for Payments made or to be made by Guarantor.

(e)                         Investigations and Litigation.  There is no action, suit, investigation, proceeding or arbitration at law or in equity, including condemnation proceedings or proceedings in lieu of condemnation, pending or, to Guarantor’s best knowledge, threatened against or affecting Guarantor or any of its assets or revenues or any of the Loan Documents or any of the transactions contemplated thereby.

(f)                          Solvency.  Both before and immediately after consummation of the transactions contemplated by the Loan Documents and after giving effect to such transactions, Guarantor is Solvent.

(g)                         Recourse.  As to each Guarantor that is a natural person, as of the date hereof and continuing at all times thereafter, recourse by Lender may be had against (i) such Guarantor’s interest in all property (including community property, if applicable) jointly held with any other Person, including such Guarantor’s spouse, if such Guarantor is married; and (ii) such Guarantor’s separate property; and that, if such Guarantor is a married individual, no joinder of such Guarantor’s spouse is required for this Guaranty to be fully enforceable against all property and assets (including, without limitation, community and separate property) of such Guarantor.

(h)                        Personal Assets.  The assets identified as Guarantor’s assets on each financial statement and other document or instrument delivered to Lender in connection with the Loan (including in connection with Lender’s underwriting process) are Guarantor’s sole and separate assets, individually owned by such Guarantor, and do not constitute community property jointly held with any other Person or marital property. No other Person, including Guarantor’s spouse, has any right or interest in such assets and no consent of any other Person, including Guarantor’s spouse, is necessary to make such assets available for satisfaction of all obligations under this Guaranty.

5.                              Waivers.  Guarantor unconditionally waives and agrees not to assert:  (a) any requirement that Lender first make demand upon, or seek to enforce or exhaust remedies against any other Credit Party or other Person or against any Collateral or property of any other Credit Party or other Person before demanding payment from Guarantor or seeking to enforce this Guaranty; (b) any rights, benefits and defenses which might otherwise be available to Guarantor pursuant to Applicable Law that might operate to limit (i) Guarantor’s or any other Credit Party’s liability under, or the enforcement of, this Guaranty and the other Loan Documents; or (ii) the right of Lender to recover a deficiency judgment, or to otherwise proceed, against Guarantor or any other Person obligated for the payment of the Guaranteed Obligations, after any foreclosure, trustee’s sale, or UCC sale, of any Collateral securing payment of the Guaranteed Obligations; (c) any statute of limitations affecting the obligations or liabilities under the Loan Documents of Guarantor or any other Credit Party; (d) diligence, presentment, protest, demand for performance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of extension, renewal, alteration or amendment, notice of acceptance of this Guaranty, notice of default under any of the Loan Documents, and all other notices whatsoever; and (e) any other claim or defense that otherwise would be available to Guarantor based on principles of suretyship or guarantee or otherwise governing obligations of persons secondarily liable thereon or because any of the Guaranteed Obligations are secured by a lien on real property.

6.                              Effect of Certain Matters.  Guarantor’s obligations hereunder shall not be affected or impaired by reason of, and Guarantor waives any and all rights and defenses that Guarantor may otherwise have arising out of, any of the following:  (a) the modification (whether or not material) of any obligations of any other Credit Party under, or of any provisions of, any Loan Document, whether or not Guarantor joined in or consented to such modification; (b) Lender’s taking of or omission to take any action pursuant to any Loan Document, including granting any waiver, consent, or extension or any failure, omission, or delay by Lender to enforce any obligation, condition or other provision in any Loan Document or to assert or exercise any right, power or remedy conferred on Lender in any Loan Document; (c) the assignment to or assumption by any third party of any or all of the rights or obligations of any Credit Party under any Loan Document; (d) the release or discharge of any other Credit Party from the performance or observance of any obligation, undertaking or condition to be performed by such Credit Party under any Loan Document by operation of law or otherwise; (e) any action, inaction or election of remedies by

Lender that results in any impairment or destruction of any subrogation, indemnification, reimbursement or contribution rights of Guarantor; (f) any setoff, defense, counterclaim, abatement, recoupment, reduction, change in Applicable Law or any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor, indemnitor or surety under Applicable Law; (g) the termination or renewal of any Guaranteed Obligation; (h) the obtaining by Lender of any additional Collateral; the release or substitution by Lender of any Collateral; or the perfection or failure to perfect any liens or security interests with respect to any Collateral; (i) the use of any Loan proceeds, regardless of whether such use complies with the Loan Documents, with Lender having no duty to monitor the use or application of any Loan disbursement; or (j) any invalidity, irregularity or unenforceability in whole or in part of any Loan Document, or any limitation of the liability of any other Credit Party under the Loan Documents, including any claim that the Loan Documents were not duly authorized, executed, or delivered on behalf of any Credit Party.

7.                              Access to Credit Party Information.  Guarantor now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of each other Credit Party.  Regardless of what information Lender may from time to time have, Lender shall have no obligation to provide to Guarantor any information concerning, or to monitor for the benefit of, Guarantor (a) the business operations of any Credit Party; (b) the performance by any Credit Party of, or the ability of any Credit Party to perform, such Credit Party’s obligations pursuant to the Loan Documents; or (b) any other matter.

8.                              Subordination.  All Indebtedness, together with all rights of subrogation, contribution, reimbursement, and indemnification, of any Credit Party to Guarantor, now or in the future (collectively, the “Intercompany Indebtedness”) is hereby subordinated to the Guaranteed Obligations.  Any such Intercompany Indebtedness, if Lender so requests, shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Lender on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of Guarantor under this Guaranty or any other Loan Document.

9.                             Waiver of Subrogation and Certain Other Rights.  Guarantor waives any claim, defense, or other right which Guarantor may now have or hereafter acquire against any other Credit Party, or any other Person primarily or secondarily obligated with respect to any of the Guaranteed Obligations or the Collateral that arises from the existence or performance of the obligations of Guarantor under this Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of Lender against any other Credit Party or Person, or any property securing any of the Guaranteed Obligations which Lender now has or hereafter acquires, whether or not such claim, right or remedy arises in equity or under contract, statute or common law.

10.                      Completion.  Upon a Default or if Guarantor fails to satisfy all of the Completion Obligations and in addition to all other rights and remedies available to Lender under the Loan Documents or at law or in equity, Lender, at its sole option, may:  (a) cause the Development Project to be completed in whole or in part; (b) exercise its rights and security interests with respect to all construction contracts, architect’s agreements, engineer’s agreements, permits, licenses and approvals and cause the general contractor, each construction contractor and other Person providing services, materials or labor in connection with the Development Project to continue to perform their respective obligations; (c) hire such additional or replacement contractors, architects, engineers, or other Persons to undertake such completion on such terms and conditions as Lender may deem appropriate; and (d) make or approve such changes in the plans and specifications as Lender may determine are reasonably necessary in connection with the completion of the Development Project.  Guarantor shall reimburse Lender immediately on demand (which demand may be made from time to time as the Development Project is being constructed and completed) for all costs and expenses, including reasonable attorneys’ fees, that Lender may incur in connection with the construction and completion of the Development Project, together with interest on those sums from and after the date(s) they are incurred at the rate of 10% per annum.  In addition, Lender may bring an action at law or in equity, or both, to compel Guarantor to perform the Completion Obligations and Lender shall be entitled to damages and compensation for the cost to complete the Development Project and all other loss, costs, damage, injury and expense which may be sustained or incurred by Lender as a direct or indirect consequence of Guarantor’s failure to perform the Completion Obligations, including interest at the rate of 10% per annum.  Lender may from time to time bring such an action regardless of whether Lender has first required performance by Borrower, or whether Lender has exhausted any or all security for the Obligations.  GUARANTOR EXPRESSLY ACKNOWLEDGES THAT THE MEASURE OF LENDER’S DAMAGES FOR BREACH OF THE COMPLETION OBLIGATIONS

SHALL BE BASED ON THE COST OF COMPLETING THE DEVELOPMENT PROJECT AS SET FORTH ABOVE, NOT THE EXTENT TO WHICH COMPLETING THE DEVELOPMENT PROJECT WOULD INCREASE THE VALUE OF THE PROPERTY. “Completion Obligations” means the construction and full and final completion of the Development Project on or before the earlier of (a) the date required under the PIP; and (b) September 30, 2020, in accordance with the PIP and the Development Project plans and specifications (modified as provided above), Applicable Law, and the terms, conditions, and requirements of the Loan Agreement and other Loan Documents, free and clear of all mechanic’s and materialmen’s Liens and free from defects, errors, or omissions.  “Development Project” means the PIP Improvements for the Site.

11.                      Limitations on Recourse to Guarantor.

(a)                        Recourse Limitations.  Subject to the qualifications set forth in this Section 11, Lender shall not enforce the liability and obligation of Guarantor to pay, perform and observe the Guaranteed Obligations, other than the Completion Obligations (which Completion Obligations shall not be subject to the recourse limitations provided herein), by any action or proceeding wherein a money judgment shall be sought against Guarantor, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding, including a trustee’s sale or UCC sale, to enable Lender to enforce and realize upon its interest under this Guaranty and the other Loan Documents, or in the Collateral; provided, however, that any judgment in any such action or proceeding shall be enforceable against Guarantor only to the extent of Guarantor’s interest in the Collateral, except as specifically provided in this Section 11.  The provisions of this Section 11 shall not, however: (i) constitute a waiver, release, limitation, or impairment of any Obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Guarantor or other Credit Party as a party defendant in any action or suit to enforce its rights, powers, and remedies upon the occurrence of an Event of Default; (iii) affect the validity or enforceability of this Guaranty; (iv) impair the right of Lender to obtain the appointment of a receiver; or (v) constitute a prohibition against Lender to commence any appropriate action or proceeding in order for Lender to exercise its remedies against all or any portion of the Collateral.

(b)                        Recourse for Certain Acts and Omissions.  Lender shall have full recourse to Guarantor and all of its assets, and Guarantor shall be personally liable to Lender, for all Liabilities incurred or suffered by Lender or any Affiliate of Lender as a result of:

(i)                            The commission of a criminal act by any Credit Party or the seizure by or forfeiture to any Government Authority of any Collateral or of any equity interest in a Credit Party;

(ii)                         The failure by Borrower or any Credit Party to apply any funds derived from the Collateral, including operating revenues, security deposits, Insurance Proceeds and Condemnation Proceeds (as defined in the Mortgage), as required by the Loan Documents;

(iii)                      Fraud or misrepresentation of any Credit Party made in or in connection with the Loan Documents or the Loan;

(iv)                     Any Credit Party contests or in any way interferes, directly or indirectly, with (A) any foreclosure action, trustee’s sale, UCC sale, or other action or proceeding to realize upon the Collateral; (B) any receivership proceeding; (C) the enforcement of the assignment of rents and leases in the Mortgage; or (D) any other enforcement of Lender’s rights, powers, and remedies under any of the Loan Documents pursuant to which Lender has a Lien (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such enforcement action by Lender or any Lender Affiliate with any other action, or otherwise);

(v)                        Borrower’s failure to pay Impositions (as defined in the Mortgage) or maintain the insurance coverages required pursuant to the Loan Documents and pay all insurance premiums therefor;

(vi)                     Damage or destruction to the Collateral caused by the acts or omissions of any Credit Party or any employee, agent, contractor, representative, invitee, or licensee of any Credit Party or the commission by any Credit Party of any act of waste with respect to the physical Collateral;

(vii)                  The failure of any Credit Party to perform its obligations with respect to environmental matters under any environmental indemnity or similar agreement;

(viii)               Borrower’s failure to pay for any loss, liability or expense (including attorneys’ fees) incurred by Lender arising out of any claim or allegation made by Borrower, its successors or assigns, or any creditor of Borrower, that the Loan Agreement or the transactions contemplated by the Loan Documents establish a joint venture, partnership or other similar arrangement between Borrower and Lender;

(ix)                     Any brokerage commission or finder’s fees claimed in connection with the transactions contemplated by the Loan Documents;

(x)                        Uninsured damage to the Collateral resulting from acts of terrorism;

(xi)                     Borrower’s breach of its obligations under Section 3.10 of the Mortgage;

(xii)                  The removal or disposal of any tangible personal property Collateral from the Site in violation of the terms and conditions of the Loan Documents or the abandonment or surrender of any Collateral of whatever type or character;

(xiii)               The failure by any Credit Party to comply with its indemnification obligations pursuant to the Loan Documents; or

(xiv)              The payment of any distributions to any Credit Party or any Affiliate of a Credit Party, other than as permitted in this Agreement.

Guarantor shall also be personally liable to Lender for reasonable attorney’s fees and other costs and expenses incurred by Lender in connection with any of the foregoing or in enforcing its rights and remedies pursuant to any of the Loan Documents, including with respect to this Section, regardless of whether such matters are legal or equitable in nature or arise under tort or contract law.

(c)                         Full Recourse.  Notwithstanding anything to the contrary contained in this Guaranty or the other Loan Documents, the limitation on Guarantor’s liability provided in Section 11(a) SHALL BECOME NULL AND VOID, SHALL BE OF NO FURTHER FORCE AND EFFECT, AND GUARANTOR SHALL BE FULLY LIABLE FOR THE GUARANTEED OBLIGATIONS IF:

(i)                            A Prohibited Transaction occurs in violation of the Loan Documents;

(ii)                         An Event of Default described in Section 6.1(f) of the Loan Agreement occurs with respect to any Credit Party;

(iii)                      Any Credit Party commences any legal proceeding against Lender or any Lender Affiliate pursuant to which such Credit Party seeks to recover damages or other affirmative recovery against Lender or a Lender Affiliate, including any proceeding asserting claims based on any theory of lender liability; or

(iv)                     Either the Franchise Agreement, Management Agreement or Hotel Lease is terminated, surrendered or materially modified, in each case, without the prior written consent of Lender, in its sole discretion; or if any Credit Party that is a party thereto fails to materially comply with the terms of the Franchise Agreement and the Management Agreement.

(d)                        No Waiver.  Nothing in this Section 11 shall be deemed to be a waiver of any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim in any relevant bankruptcy proceeding for the full amount due to Lender under the Loan Documents or to require that all Collateral shall continue to secure the amounts due under the Loan Documents.

12.                      Notices.  All Notices shall be given as provided in the Loan Agreement, if to Guarantor, at the address set forth below, and if to Lender, as provided in the Loan Agreement.

13.                      Commercial Transaction; No Advice.  Guarantor confirms, acknowledges and agrees that (a) this Guaranty is being executed and delivered in connection with a commercial business transaction; (b) none of the Loan proceeds is being or will be used by Guarantor or any other Person for any personal, family, or household purpose; and (c) Guarantor has not received any legal, tax, financial or accounting advice from Lender or any Affiliate of Lender.

14.                      Binding Effect.  This Guaranty is binding on Guarantor and its successors and assigns, and, if Guarantor is an individual, on such individual’s heirs, personal representatives, administrators, and executors, and including a debtor-in-possession on behalf of Guarantor, and shall inure to the benefit of Lender, its successors and assigns, including any Person obtaining any rights from Lender in a Lender Transfer.

15.                      Severability.  Any provision of this Guaranty being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Loan Document or any part of such provision in any other jurisdiction.

16.                      Remedies.  No delay on the part of Lender in the exercise of any right or remedy under this Guaranty shall operate as a waiver thereof.  No single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.  No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as set forth in a writing executed by Lender.

17.                      Limitation of Liability for Certain Damages.  In no event shall Lender, any Credit Party, or any Affiliate of Lender or any Credit Party be liable to any Person on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).  Each of Lender and each Credit Party hereby waives, releases and agrees (and shall cause each of its respective Affiliates to waive, release and agree) not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided, however, that nothing herein shall be deemed a waiver of Lender’s rights to sue upon or otherwise recover on all amounts due Lender under the Loan Documents, including with respect to the Obligations and Guaranteed Obligations.

18.                      Governing Law.  THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS PRINCIPLES BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS) SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS GUARANTY, INCLUDING ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT.

19.                      Jurisdiction and Service of Process.  Any legal action or proceeding with respect to any Loan Document shall be brought exclusively in the courts of the State of New York having proper venue, and Guarantor accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided, however, that nothing in this Guaranty shall limit or restrict Lender’s right to commence any proceeding in the federal or state courts located in the state in which a particular Site is located to the extent Lender deems such proceeding necessary or advisable to exercise remedies available under any Loan Document.  Lender and Guarantor hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that either of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.  Guarantor hereby (a) irrevocably waives personal service of any and all legal process, summons, notices and other documents of any kind; (b) consents to such service in any suit, action or proceeding brought in the United States by any means permitted by Applicable Law, including by the mailing thereof to Guarantor’s address specified on the signature page hereto; and (c) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

20.                      Waiver of Jury Trial.  LENDER AND GUARANTOR, TO THE FULLEST EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS GUARANTY, THE OTHER LOAN DOCUMENTS AND ANY OTHER TRANSACTION CONTEMPLATED HEREBY AND THEREBY.  THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

21.                      Arbitration.

(a)                        Arbitration.  The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise in any way arising out of or relating to (i) any credit subject hereto, or any of the Loan Documents, and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.  In the event of a court ordered arbitration, the party requesting arbitration shall be responsible for timely filing the demand for arbitration and paying the appropriate filing fee within 30 days of the abatement order or the time specified by the court. Failure to timely file the demand for arbitration as ordered by the court will result in that party’s right to demand arbitration being automatically terminated.

(b)                        Governing Rules.  Any arbitration proceeding will (i) proceed in a location in the State selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”).  If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control.  Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute.  Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

(c)                         No Waiver of Provisional Remedies, Self-Help and Foreclosure.  The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding.  This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

(d)                        Arbitrator Qualifications and Powers.  Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00.  Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.  The arbitrator will be a neutral attorney licensed in the State or a neutral retired judge of the state or federal judiciary of the State, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the dispute to be arbitrated.  The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim.  In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.  The arbitrator shall resolve all disputes in accordance with the substantive law of the State and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award.  The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the corresponding rules of civil practice and procedure applicable in the State or other applicable law.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.  The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

(e)                         Discovery.  In any arbitration proceeding, discovery will be permitted in accordance with the Rules.  All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date.  Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

(f)                          Class Proceedings and Consolidations.  No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed any Loan Document, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

(g)                         Payment Of Arbitration Costs And Fees.  The arbitrator shall award all costs and expenses of the arbitration proceeding.

(h)                        Miscellaneous.  To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA.  No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation.  If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control.  This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

(i)                            Small Claims Court.  Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction.  Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

22.                      Agreement to Credit Party Provisions.  GUARANTOR HAS RECEIVED AND REVIEWED A COPY OF THE LOAN AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS.  GUARANTOR AGREES THAT THE PROVISIONS OF THE ARTICLE IN THE LOAN AGREEMENT TITLED “GENERAL PROVISIONS” APPLY TO THIS GUARANTY, THE SAME AS IF SUCH PROVISIONS WERE SET FORTH IN FULL IN THIS GUARANTY.  FURTHERMORE, GUARANTOR ASSUMES AND AGREES TO BE BOUND BY AND TO PERFORM ALL OF THE TERMS, CONDITIONS, AND OBLIGATIONS CONTAINED IN THE LOAN AGREEMENT AND IN ANY OTHER

LOAN DOCUMENT THAT ARE STATED TO BE APPLICABLE TO, OR OTHERWISE APPLY TO, GUARANTORS OR CREDIT PARTIES.  Guarantor acknowledges and agrees that Guarantor is a Credit Party.

23.                      Authorization.  Guarantor hereby authorizes Guarantor’s banks, creditors, and suppliers to disclose and release to Lender, its affiliates, and their respective officers, employees, attorneys, agents, representatives and advisers (collectively, the “Lender Parties”) all credit and financial information that any of the Lender Parties may request relating to Guarantor and Guarantor’s business.  Guarantor also authorizes each of the Lender Parties to: (a) perform background, credit, judgment, lien and other checks, searches, inspections, and investigations and to obtain personal and business credit and asset reports with respect to Guarantor and Guarantor’s business, all as the Lender Parties deem appropriate in their sole judgment; (b) share the results thereof, as well as any other information provided to them from time to time by or on behalf of Guarantor, among themselves, with insurance companies and title companies, and as otherwise required by law; (c) answer questions about their credit experience with Guarantor; and (d) retain the information provided to them in connection with the transactions contemplated by the Loan Documents.

24.                      Entire Agreement.  This Guaranty embodies the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, relating to the subject matter hereof.  Guarantor acknowledges and affirms that Guarantor did not rely on any statement, oral or written, not contained in this Guaranty or the other Loan Documents in making Guarantor’s decisions to enter into this Guaranty.

25.                      Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 28 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 28, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the payment or performance of all of the Guaranteed Obligations. Each Qualified ECP Guarantor intends that this Section 28 constitute, and this Section 28 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.  For purposes hereof, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant Guaranty becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.

[SIGNATURE PAGE FOLLOWS]

EXECUTED effective as of the date first set forth above.

GUARANTOR:

/s/ Corey R. Maple
Signature
Printed Name: COREY R. MAPLE

Address for Notices:
1635 43rd Street South
Suite 205
Fargo, ND 51803
Attn: Corey R. Maple

Signature Page to Guaranty